Exhibit 5.1

Skadden, Arps, Slate, Meagher & Flom llp

One Manhattan West

New York, NY 10001-8602

________

TEL: (212) 735-3000

FAX: (212) 735-2000

www.skadden.com

FIRM/AFFILIATE OFFICES ----------- BOSTON CHICAGO HOUSTON LOS ANGELES PALO ALTO WASHINGTON, D.C. WILMINGTON -----------
April 22, 2022	BEIJING BRUSSELS FRANKFURT HONG KONG LONDON MOSCOW MUNICH PARIS SÃO PAULO SEOUL SHANGHAI SINGAPORE TOKYO TORONTO

Bright Lights Parent Corp.

12100 Wilshire Blvd, Suite 1150

Los Angeles, CA 90025

RE:	Bright Lights Parent Corp.
Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special United States counsel to Bright Lights Acquisition Corp., a Delaware corporation (“BLTS”), in connection with the Registration Statement (as defined below), relating to the business combination (the “Business Combination”) with Manscaped Holdings, LLC (“Manscaped Holdings”), pursuant to the terms of the Business Combination Agreement (as amended, the “BCA”), dated as of November 22, 2021, by and among BLTS, Bright Lights Parent Corp., a Delaware corporation and a direct wholly owned subsidiary of BLTS (“ParentCo”), Mower Intermediate Holdings, Inc., a Delaware corporation and a direct wholly owned subsidiary of BLTS (“Intermediate Holdco”), Mower Merger Sub Corp., a Delaware corporation and a direct wholly owned subsidiary of BLTS (“Merger Sub Corp”), Mower Merger Sub 2, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Intermediate Holdco (“Merger Sub LLC”), and Manscaped Holdings.

Bright Lights Parent Corp.

April 22, 2022

Pursuant to the BCA, and subject to the terms and conditions set forth therein, among others: (i) BLTS and ParentCo will enter into a merger transaction pursuant to which BLTS will merge with and into ParentCo, pursuant to which the separate corporate existence of BLTS will cease and ParentCo will be the surviving corporation, (ii) pursuant to an Exchange Agreement (the “Exchange Agreement”), to be entered into by Manscaped Holdings, ParentCo and certain other parties thereto, certain holders of unvested incentive units of Manscaped Holdings shall surrender their unvested incentive units in exchange for restricted stock units of ParentCo, and immediately thereafter, all exchanged incentive units of Manscaped Holdings shall be cancelled, (iii) Merger Sub Corp will merge with and into Manscaped, Inc., a Delaware corporation and a direct wholly owned subsidiary of Manscaped Holdings (“Manscaped, Inc.”), pursuant to which the separate corporate existence of Merger Sub Corp will cease and Manscaped, Inc. will be the surviving corporation and a wholly owned subsidiary of ParentCo (the “Manscaped, Inc. Merger”), (iv) Manscaped, Inc. will merge with and into Merger Sub LLC (such merger, the “Second Merger” and, together with the Manscaped, Inc. Merger, the “Mergers”), with Merger Sub LLC being the surviving entity of the Second Merger (the “Surviving Entity”), and (v) following the Mergers, (x) Intermediate Holdco will contribute all of its interest in the Surviving Entity to Manscaped Holdings in exchange for limited liability company interests of Manscaped Holdings and (y) Intermediate Holdco will become the managing member of Manscaped Holdings pursuant to an amended and restated limited liability company agreement of Manscaped Holdings. Prior to the closing of the Business Combination, the name of ParentCo is expected to change to “Manscaped Holdings, Inc.”

Prior to completion of the Business Combination, (i) each of the outstanding limited liability company units of Manscaped Holdings (other than incentive units) will be recapitalized into a single class of limited liability company units and (ii) 100% of the capital stock of Manscaped, Inc. will be distributed to certain equityholders of Manscaped Holdings, in each case in accordance with the terms and conditions of that certain Restructuring Agreement, dated as of November 22, 2021, by and among Manscaped Holdings and certain equityholders of Manscaped Holdings (as it may be amended from time to time) (the “Restructuring Agreement”).

If the parties consummate the Business Combination: (i) the holders of shares of BLTS’ common stock (“BLTS Common Stock”) issued and outstanding immediately prior to the effective time of the Business Combination (other than any redeemed shares) will receive one share of Class A common stock, par value $0.0001 per share, of ParentCo (“ParentCo Class A Common Stock”) in exchange for each share of BLTS Common Stock held by them; (ii) the holders of each whole warrant to purchase BLTS Common Stock will receive one warrant to purchase ParentCo Class A Common Stock (each, a “ParentCo Warrant”) at an exercise price of $11.50 per share in exchange for each whole warrant to purchase BLTS Common Stock pursuant to the Assignment, Assumption and Amendment Agreement, dated as of November 22, 2021, by and among BLTS, ParentCo and Continental Stock Transfer & Trust Company (“Continental”), as warrant agent (the “Warrant Amendment”); (iii) each of the then issued and outstanding units of BLTS that have not been previously separated into the underlying shares of Class A common stock, par value $0.0001 per share, of BLTS and underlying redeemable warrants of BLTS upon the request of the holder thereof will be cancelled and will entitle the holder thereof to one share of ParentCo Class A Common Stock and one-half of one ParentCo Warrant; and (iv) following the consummation of the transactions contemplated by the Restructuring Agreement, certain equityholders of Manscaped Holdings will receive an aggregate of 22,244,958 shares of ParentCo Class A Common Stock as consideration for their shares of Manscaped, Inc. capital stock.

Bright Lights Parent Corp.

April 22, 2022

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(a) the registration statement on Form S-4 (File No. 333-262081), containing BLTS’ proxy statement and ParentCo’s prospectus, relating to (1) the issuance of an aggregate of 78,808,199 shares of ParentCo Class A Common Stock (the “Registered Shares”) and (2) the issuance of an aggregate of 18,100,000 ParentCo Warrants (the “Registered Warrants” and, together with the Registered Shares, the “Securities”), originally filed on January 10, 2022, with the Securities and Exchange Commission (the “Commission”) under the Securities Act, as amended by Amendment No. 1 and Amendment No. 2 thereto (such registration statement, as amended, being hereinafter referred to as the “Registration Statement”);

(b) an executed copy of a certificate of Hahn Lee, Chief Executive Officer of ParentCo, dated the date hereof (the “Secretary’s Certificate”);

(c) a copy of ParentCo’s Certificate of Incorporation (the “Certificate of Incorporation”), in effect as of November 22, 2021, and as of the date hereof, certified by the Secretary of State of the State of Delaware (the “DE Secretary of State”) as of April 22, 2022, and certified pursuant to the Secretary’s Certificate;

(d) the form of ParentCo’s Amended and Restated Certificate of Incorporation, to become effective upon the consummation of the Business Combination, filed as Annex H to the proxy statement (the “Proxy Statement”) forming part of the Registration Statement (the “Amended and Restated Certificate of Incorporation”);

(e) a copy of ParentCo’s Bylaws (the “Bylaws”), in effect as of November 22, 2021, and as of the date hereof, and certified pursuant to the Secretary’s Certificate;

(f) the form of ParentCo’s Amended and Restated By-Laws, to become effective upon the consummation of the Business Combination, filed as Annex I to the Proxy Statement (the “Amended and Restated By-Laws”);

(g) a copy of certain resolutions of the Board of Directors of ParentCo adopted on November 22, 2021, certified pursuant to the Secretary’s Certificate;

(h) a copy of the Warrant Agreement (as amended, the “Warrant Agreement”), dated as of January 6, 2021, by and between BLTS and Continental, as warrant agent, as amended by the Warrant Amendment, filed as Exhibit 4.4 to the Registration Statement and Annex K to the Proxy Statement, respectively;

(i) the form of Warrant Certificate (included in the Warrant Agreement) (the “Warrant Certificate”);

Bright Lights Parent Corp.

April 22, 2022

(j) a copy of the BCA and the First Amendment thereto, filed as Annex A to the Proxy Statement and Exhibit 2.2 to the Registration Statement, respectively;

(k) the form of Exchange Agreement, filed as Annex N to the Proxy Statement;

(l) a copy of the Restructuring Agreement;

(m) a copy of the Sponsor Support Agreement (as defined below) and the First Amendment thereto, filed as Annex B to the Proxy Statement and Exhibit 10.2 to the Registration Statement, respectively; and

(n) a copy of a certificate, dated the date hereof, from the DE Secretary of State with respect to ParentCo’s existence and good standing in the State of Delaware.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of ParentCo, BLTS and BLTS’ subsidiaries and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of ParentCo, BLTS, BLTS’ subsidiaries and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of ParentCo and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate and the representations and warranties contained in the Pre-Closing Documents.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York and (ii) the General Corporation Law of the State of Delaware (the “DGCL”) (all of the foregoing being referred to as “Opined-on Law”). The opinions stated in paragraphs 1 and 2 below presume that:

1. The Amended and Restated Certificate of Incorporation, in the form filed as Annex H to the Proxy Statement, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed and thereafter be duly filed with the DE Secretary of State and have become effective in accordance with Sections 103 and 388 of the DGCL, that no other certificate or document has been, or prior to the filing of the Amended and Restated Certificate of Incorporation will be, filed by or in respect of ParentCo with the DE Secretary of State and that ParentCo will pay any fees and other charges required to be paid in connection with the filing of the Amended and Restated Certificate of Incorporation;

Bright Lights Parent Corp.

April 22, 2022

2. The Amended and Restated By-Laws, in the form attached as Annex I to the Proxy Statement, without alteration or amendment (other than identifying the appropriate date), will become effective upon the effective time of the Business Combination; and

3. Prior to the issuance of the Securities: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), will have become effective under the Securities Act; (ii) the stockholders of BLTS will have approved, among other things, the BCA, including the Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws; and (iii) the other transactions contemplated by the BCA, the Sponsor Support Agreement (the “Sponsor Support Agreement”), dated as of November 22, 2021, by and among Bright Lights Sponsor LLC, a Delaware limited liability company, BLTS, and certain other parties thereto, as amended by the First Amendment thereto, the Warrant Agreement and the Restructuring Agreement (collectively, the “Pre-Closing Documents”) to be consummated concurrent with or prior to the Business Combination, will have been consummated.

As used herein, “Transaction Documents” means the Pre-Closing Documents, together with the Warrant Certificate.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1. The Registered Shares, when issued in the manner and on the terms described in the Registration Statement, the BCA and the Warrant Agreement, as applicable, will have been duly authorized by all requisite corporate action on the part of ParentCo under the DGCL and will be validly issued, fully paid and nonassessable.

2. The Registered Warrants, when issued in the manner and on the terms described in the Registration Statement, the BCA and the Warrant Agreement, will constitute valid and binding obligations of ParentCo, enforceable against ParentCo in accordance with their terms under the laws of the State of New York.

The opinions stated herein are subject to the following qualifications:

(a) we do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws or governmental orders affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and orders and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b) we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any Transaction Document or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

Bright Lights Parent Corp.

April 22, 2022

(c) we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations;

(d) we call to your attention that irrespective of the agreement of the parties to any Transaction Document, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Document;

(e) except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Documents constitutes the valid and binding obligation of each party to such Transaction Document, enforceable against such party in accordance with its terms; and

(f) to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in the Warrant Agreement, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality.

In addition, in rendering the foregoing opinions we have assumed that, at all applicable times:

(a) neither the execution and delivery by BLTS or ParentCo of the Transaction Documents nor the performance by BLTS or ParentCo of their obligations thereunder, including the issuance and sale of the Securities or consummation of the Business Combination and the other transactions contemplated by the Transaction Documents: (i) conflicted or will conflict with the Certificate of Incorporation, the Bylaws or other comparable organizational documents of ParentCo or BLTS, (ii) constituted or will constitute a violation of, or a default under, any lease, indenture, agreement or other instrument to which BLTS, ParentCo or their property is subject (except that we do not make the assumption set forth in this clause (ii) with respect to those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement), (iii) contravened or will contravene any order or decree of any governmental authority to which BLTS, ParentCo or their property is subject, or (iv) violated or will violate any law, rule or regulation to which BLTS, ParentCo or their property is subject (except that we do not make the assumption set forth in this clause (iv) with respect to the Opined-on Law);

(b) neither the execution and delivery by BLTS or ParentCo of the Transaction Documents nor the performance by BLTS or ParentCo of their obligations thereunder, including the issuance and sale of the Securities or the consummation of the Business Combination and the other transactions contemplated by the Transaction Documents, required or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction; and

(c) the issuance of the ParentCo common stock does not violate or conflict with any agreement or instrument binding on BLTS or ParentCo (except that we do not make this assumption with respect to the Amended and Restated Certificate of Incorporation, the Amended and Restated By-Laws or those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement).

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations under the Securities Act.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP